Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces December Quarter and Full Year 2017 Profit

•	December quarter 2017 GAAP pre-tax income of $1.1 billion, net income of $572 million and earnings per diluted share of $0.80

•	December quarter 2017 adjusted pre-tax income[1] of $1.0 billion, adjusted net income of $681 million and adjusted earnings per diluted share of $0.96

•	Full year 2017 GAAP pre-tax income of $5.7 billion and adjusted pre-tax income of $5.5 billion, resulting in $1.1 billion profit sharing for Delta people

•	Full year 2017 GAAP operating cash flow of $5.1 billion and adjusted operating cash flow of $6.8 billion used to invest in Delta’s business, strengthen its investment grade balance sheet, and fund $2.4 billion of dividends and share repurchases

ATLANTA, Jan. 11, 2018 – Delta Air Lines (NYSE:DAL) today reported financial results for the December quarter 2017. Highlights of those results, including both GAAP and adjusted metrics, are below and incorporated here.

Adjusted pre-tax income for the December 2017 quarter was $1.0 billion, despite a $60 million impact from the combination of December’s power outage at Atlanta’s Hartsfield-Jackson Airport and Winter Storm Benji. For the full year, adjusted pre-tax income was $5.5 billion, a $621 million decrease relative to 2016.

“Delta people rose to the challenges of 2017 to produce solid financial results, industry leading operational reliability and strong improvements in customer satisfaction, and it’s an honor to recognize their achievements with $1.1 billion in profit sharing,” said Ed Bastian, Delta’s chief executive officer. “Looking ahead to 2018, we expect to drive solid earnings growth by growing our top line 4 to 6 percent, improving our cost trajectory and integrating our international partner network. As a result, we are able to increase our previous full-year guidance to $6.35 to $6.70 per share due to additional benefits from tax reform.”

Revenue Environment

Delta’s operating revenue of $10.2 billion for the December quarter was up 8.3 percent, or $787 million versus prior year. Total unit revenues excluding refinery sales increased 4.4 percent for the December quarter.

Passenger revenue increased $527 million, including $200 million from Delta’s Branded Fares initiatives. Passenger unit revenues increased 4.2 percent, including 0.5 points from one-time revenue adjustments, on 2.3 percent higher capacity.

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Cargo revenue increased 14.4 percent, driven by higher volumes and yields. Other revenue improved 17.9 percent primarily due to higher loyalty revenue and a $150 million increase in third-party refinery sales.

For the full year, Delta’s operating revenue of $41.2 billion was up 4.0 percent, or $1.6 billion versus prior year. Total unit revenues excluding refinery sales increased 2.4 percent on 1.0 percent higher capacity.

“We enter 2018 with significant momentum and every entity delivering positive passenger unit revenue for the first time in five years, driven by a robust demand environment and improving business fares,” said Glen Hauenstein, Delta’s president. “We expect to deliver total unit revenue growth of 2.5 to 4.5 percent in the March quarter and leverage our unrivaled domestic network, international partnerships, and solid pipeline of commercial initiatives to deliver similar performance each quarter throughout 2018.”

		Increase (Decrease)
		4Q17 versus 4Q16
		Change	Unit
Revenue	4Q17 ($M)	YoY	Revenue	Yield	Capacity
Mainline	4,766	8.7%	3.4%	4.4%	5.1%
Regional	1,423	1.8%	6.7%	7.6%	(4.6) %
Total Domestic	6,189	7.0%	3.5%	4.4%	3.4%
Atlantic	1,181	9.0%	7.4%	3.7%	1.5%
Pacific	559	0.1%	1.6%	0.7%	(1.5) %
Latin America	572	4.5%	4.0%	5.0%	0.5%
Total Passenger	8,501	6.6%	4.2%	4.1%	2.3%
Cargo Revenue	200	14.4%
Other Revenue	1,544	17.9%
Total Revenue	10,245	8.3%	4.4%

See Note A for reconciliation of total unit revenue (TRASM) change

March 2018 Quarter Guidance

For the March quarter, Delta is expecting improving revenues and the benefit from tax reform to partially offset fuel cost increases and the period of highest non-fuel expense growth for the year.

1Q18 Forecast
Earnings per share	$0.60 - $0.80
Pre-tax margin	6% - 8%
Fuel price, including taxes and refinery impact	$2.05 - $2.10
Total unit revenue excluding refinery sales (year-over-year)	Up 2.5% - 4.5%
CASM-Excluding fuel and profit sharing (year-over-year)	Up 2% - 4%
System capacity (year-over-year)	Up ~3%

See Note A for information about reconciliation of projected non-GAAP financial measures

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2017 Cost Performance

Adjusted fuel expense2 increased $349 million compared to the same period in 2016 as market fuel prices increased throughout the quarter. Delta’s adjusted fuel price per gallon for the December quarter was $1.93, which includes $0.03 of benefit from the refinery.

CASM-Ex3 including profit sharing decreased 0.4 percent for the December 2017 quarter compared to the prior year period driven by the impact of Delta’s pilot agreement ratified in the December 2016 quarter. The pilot agreement resulted in $475 million of expense in the prior year period and included a $380 million retroactive payment for the first three quarters of 2016.

Normalized CASM-Ex4 including profit sharing increased 5.6 percent versus the prior year period, driven by continued investments in Delta’s people, product and operation, as well as pressure from accelerated depreciation due to aircraft retirements.

For the full year, CASM-Ex including profit sharing increased 4.3 percent compared to 2016. Excluding profit sharing, 2017 CASM-Ex increased 4.7 percent driven by targeted investments in Delta’s employees, fleet, and product.

Non-operating expense increased $36 million for the December quarter due to higher interest expense from Delta’s unsecured debt financing primarily used to fund its pension plan, as well as foreign exchange pressures.

“Our focus for 2018 is to bring our unit cost trajectory back in line with our long-term 0 to 2 percent target,” said Paul Jacobson, Delta’s chief financial officer. “We have a line of sight to achieving our cost goal, and expect our March quarter to be the peak of our non-fuel expense growth as we lap investments in our business and higher levels of depreciation, and the savings from our fleet and efficiency initiatives begin ramping up as we move through the year.”

Cash Flow, Shareholder Returns, and Adjusted Net Debt

Delta generated $1.7 billion of adjusted operating cash flow and $435 million of free cash flow during the quarter. The company invested $850 million into the business for aircraft purchases and improvements, facilities upgrades and technology. The company also spent $450 million to purchase its 10 percent stake in Air France-KLM.

Delta generated $6.8 billion of adjusted operating cash flow and $2.0 billion of free cash flow for the full year, and invested $3.6 billion into the business and $1.2 billion in equity stakes in partner airlines.

During the December quarter, Delta announced an order for 100 state-of-the-art Airbus A321neo aircraft with deliveries beginning in 2020 and a long-term commitment with Pratt & Whitney for Delta TechOps to be a major maintenance, repair and overhaul provider for the PW1100G and PW1500G engines, powering Delta’s A321neo and C Series aircraft.

Adjusted net debt at the end of the quarter was $8.8 billion, up $2.6 billion versus the prior year largely as a result of a $2.5 billion increase in unsecured debt, primarily issued to accelerate pension funding. The company’s unfunded pension liability declined by $3.6 billion from the end of 2016 to $7.0 billion at the end of 2017.

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For the December quarter, Delta returned $541 million to shareholders, comprised of $325 million of share repurchases and $216 million in dividends. For the full year, Delta returned $2.4 billion to shareholders, comprised of $1.7 billion of share repurchases and $731 million in dividends.

Tax Reform

As a result of the Tax Cuts and Jobs Act of 2017, Delta recognized a one-time charge of $150 million in the December quarter from the estimated impact of the inclusion of foreign earnings and revaluation of deferred tax assets and liabilities. This one-time charge is being excluded from Delta’s results as a special item. For 2018, Delta expects the reduction in the corporate tax rate will result in an all-in book tax rate for the company of 22-24 percent.

December Quarter Results

Special items for the quarter consist primarily of the impact from tax reform noted above and mark-to-market adjustments on fuel hedges.

	GAAP		Adjusted		GAAP		Adjusted
($ in millions except as noted)	4Q17	4Q16	4Q17	4Q16	FY17	FY16	FY17	FY16
Pre-tax income	1,089	952	1,025	923	5,701	6,636	5,450	6,071
Net income	572	622	681	604	3,577	4,373	3,568	4,017
Diluted earnings per share	0.80	0.84	0.96	0.82	4.95	5.79	4.93	5.32
Fuel expense (including regional carriers)	1,803	1,492	1,852	1,503	6,756	5,985	7,015	6,435
Average fuel price per gallon	1.88	1.59	1.93	1.60	1.68	1.49	1.74	1.60
Consolidated unit cost (CASM/CASM-Ex)	15.07	14.37	11.20	11.25	13.81	12.98	10.57	10.13
Operating cash flow	1,917	1,125	1,736	1,217	5,148	7,205	6,793	6,954
Total debt and capital leases	8,834	7,332	8,750	6,144	8,834	7,332	8,750	6,144
Total unit revenues (TRASM/TRASM-Ex)	17.06	16.11	16.65	15.95	16.22	15.74	16.02	15.65

About Delta

Delta Air Lines serves more than 180 million customers each year. In 2017, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the sixth time in seven years. Additionally, Delta has ranked No. 1 in the Business Travel News Annual Airline survey for an unprecedented seven consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 314 destinations in 54 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Mexico City, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, São Paulo, Seattle, Seoul, and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.

(2)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.

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(3)	CASM - Ex, including profit sharing: In addition to fuel expense, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations and refinery cost of sales to third parties. The amounts excluded were $520 million and $338 million for the December 2017 and December 2016 quarters, and $1.5 billion and $1.2 billion for the years ended December 31, 2017 and 2016, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

(4)	Normalized CASM-Ex, including profit sharing: Delta’s new pilot contract was ratified on December 1, 2016 and was retroactive to January 1, 2016. As a result, Delta recognized $380 million in retroactive wages and other benefits in the December 2016 quarter that were related to previous quarters. We believe that adjusting this period allows investors to better understand and analyze the company's core operational performance on a year-over-year basis.

Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub, gateway, or key airports; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom leading up to and following the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Jan. 11, 2018, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended					Year Ended
	December 31,					December 31,
(in millions, except per share data)	2017	2016	$ Change	% Change		2017	2016	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$7,078	$6,575	$503	8%		$29,105	$28,105	$1,000	4%
Regional carriers	1,423	1,399	24	2%		5,714	5,672	42	1%
Total passenger revenue	8,501	7,974	527	7%		34,819	33,777	1,042	3%
Cargo	200	174	26	14%		729	668	61	9%
Other	1,544	1,310	234	18%		5,696	5,194	502	10%
Total operating revenue	10,245	9,458	787	8%		41,244	39,639	1,605	4%

Operating Expense:
Salaries and related costs	2,632	2,869	(237)	(8)%		10,436	10,034	402	4%
Aircraft fuel and related taxes	1,526	1,256	270	21%		5,733	5,133	600	12%
Regional carriers expense
Fuel	277	236	41	17%		1,023	852	171	20%
Other	879	854	25	3%		3,480	3,459	21	1%
Depreciation and amortization	586	472	114	24%		2,235	1,902	333	18%
Contracted services	557	511	46	9%		2,184	1,991	193	10%
Aircraft maintenance materials and outside repairs	497	466	31	7%		1,992	1,823	169	9%
Passenger commissions and other selling expenses	443	419	24	6%		1,787	1,710	77	5%
Landing fees and other rents	383	367	16	4%		1,528	1,490	38	3%
Passenger service	261	233	28	12%		1,067	907	160	18%
Profit sharing	262	193	69	36%		1,065	1,115	(50)	(4)%
Aircraft rent	92	81	11	14%		351	285	66	23%
Other	657	481	176	37%		2,249	1,986	263	13%
Total operating expense	9,052	8,438	614	7%		35,130	32,687	2,443	7%

Operating Income	1,193	1,020	173	17%		6,114	6,952	(838)	(12)%

Non-Operating Expense:
Interest expense, net	(99)	(93)	(6)	6%		(396)	(388)	(8)	2%
Miscellaneous, net	(5)	25	(30)	N	M	(17)	72	(89)	N	M
Total non-operating expense, net	(104)	(68)	(36)	53%		(413)	(316)	(97)	31%

Income Before Income Taxes	1,089	952	137	14%		5,701	6,636	(935)	(14)%

Income Tax Provision	(517)	(330)	(187)	57%		(2,124)	(2,263)	139	(6)%

Net Income	$572	$622	$(50)	(8)%		$3,577	$4,373	$(796)	(18)%

Basic Earnings Per Share	$0.81	$0.85				$4.97	$5.82
Diluted Earnings Per Share	$0.80	$0.84				$4.95	$5.79

Basic Weighted Average Shares Outstanding	707	732				720	751
Diluted Weighted Average Shares Outstanding	711	737				723	755

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
Consolidated:
Revenue passenger miles (millions)	51,180	49,985	2.4%	217,712	213,098	2.2%
Available seat miles (millions)	60,060	58,715	2.3%	254,325	251,867	1.0%
Passenger mile yield (cents)	16.61	15.95	4.1%	15.99	15.85	0.9%
Passenger revenue per available seat mile (cents)	14.15	13.58	4.2%	13.69	13.41	2.1%
Total revenue per available seat mile (cents)	17.06	16.11	5.9%	16.22	15.74	3.0%
TRASM, excluding refinery- see Note A (cents)	16.65	15.95	4.4%	16.02	15.65	2.4%
Operating cost per available seat mile (cents)	15.07	14.37	4.9%	13.81	12.98	6.4%
As reported CASM-Ex, including profit sharing- see Note A (cents)	11.20	11.25	(0.4%)	10.57	10.13	4.3%
Normalized CASM-Ex, including profit sharing- see Note A (cents)	11.20	10.60	5.6%	10.57	10.13	4.3%
Passenger load factor	85.2%	85.1%	0.1 pts	85.6%	84.6%	1.0 pts
Fuel gallons consumed (millions)	959	941	1.9%	4,032	4,016	0.4%
Average price per fuel gallon	$1.88	$1.59	18.2%	$1.68	$1.49	12.8%
Average price per fuel gallon, adjusted - see Note A	$1.93	$1.60	20.9%	$1.74	$1.60	8.6%
Number of aircraft in fleet, end of period	999	966	33

Mainline:
Revenue passenger miles (millions)	46,089	44,601	3.3%	196,873	191,714	2.7%
Available seat miles (millions)	53,801	52,153	3.2%	228,406	225,268	1.4%
Operating cost per available seat mile (cents)	14.55	14.06	3.5%	13.30	12.51	6.3%
CASM-Ex, including profit sharing - see Note A (cents)	10.84	11.08	(2.2%)	10.22	9.75	4.8%
Fuel gallons consumed (millions)	813	790	2.9%	3,431	3,405	0.7%
Average price per fuel gallon	$1.87	$1.58	18.4%	$1.66	$1.50	10.7%
Average price per fuel gallon, adjusted - see Note A	$1.93	$1.60	20.6%	$1.74	$1.63	6.7%
Number of aircraft in fleet, end of period	856	832	24

Note: except for number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
(in millions)	2017	2016
Cash Flows From Operating Activities:
Net income	$572	$622
Depreciation and amortization	586	472
Deferred income taxes	497	332
Changes in air traffic liability	(640)	(516)
Other working capital changes, net	902	215
Net cash provided by operating activities	1,917	1,125

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(798)	(468)
Ground property and equipment, including technology	(362)	(326)
Purchase of equity investments	(450)	–
Net redemptions of short-term investments	132	1,023
Other, net	146	216
Net cash (used in) provided by investing activities	(1,332)	445

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(439)	(306)
Proceeds from long-term obligations	450	–
Repurchases of common stock	(325)	(300)
Cash dividends	(216)	(149)
Other, net	281	309
Net cash used in financing activities	(249)	(446)

Net Increase in Cash and Cash Equivalents	336	1,124
Cash and cash equivalents at beginning of period	1,478	1,638
Cash and cash equivalents at end of period	$1,814	$2,762

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in millions)	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,814	$2,762
Short-term investments	825	487
Accounts receivable, net	2,377	2,064
Fuel inventory	916	519
Expendable parts and supplies inventories, net	413	372
Prepaid expenses and other	1,499	1,247
Total current assets	7,844	7,451

Property and Equipment, Net:
Property and equipment, net	26,563	24,375

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,847	4,844
Deferred income taxes, net	942	3,064
Other noncurrent assets	3,308	1,733
Total other assets	18,891	19,435
Total assets	$53,298	$51,261

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$2,242	$1,131
Air traffic liability	4,888	4,626
Accounts payable	3,674	2,572
Accrued salaries and related benefits	3,022	2,924
Frequent flyer deferred revenue	1,822	1,648
Other accrued liabilities	2,925	2,338
Total current liabilities	18,573	15,239

Noncurrent Liabilities:
Long-term debt and capital leases	6,592	6,201
Pension, postretirement and related benefits	9,837	13,378
Frequent flyer deferred revenue	2,296	2,278
Other noncurrent liabilities	2,111	1,878
Total noncurrent liabilities	20,836	23,735

Commitments and Contingencies

Stockholders' Equity	13,889	12,287
Total liabilities and stockholders' equity	$53,298	$51,261

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. The company does not reconcile forward looking non-GAAP financial measures because MTM adjustments and settlements will not be known until the end of the period and could be significant.

Pre-Tax Income, adjusted and Net Income, adjusted. We adjust for the following items to determine pre-tax income, adjusted and net income, adjusted, for the reasons described below:

Mark-to-Market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to understand and analyze our core financial performance in the periods shown.

Investment MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic and Aeromexico in non-operating expense. We adjust for these MTM adjustments to allow investors to understand and analyze the company’s core financial performance in the periods shown.

Tax reform charge. As a result of the Tax Cuts and Jobs Act of 2017, Delta recognized a one-time charge of $150 million in the December quarter from the estimated impact of the inclusion of foreign earnings and revaluation of deferred tax assets and liabilities. We adjust for this charge to allow investors to understand and analyze the company's core financial performance in the periods shown.

Income tax. We included the income tax effect of adjustments when presenting net income, adjusted. We believe that presenting the income tax effect of adjustments allows investors to understand and analyze the company’s core financial performance in the periods shown.

	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2017
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,089	$(517)	$572	$0.80
Adjusted for:
MTM adjustments and settlements	(49)	18	(31)
Investment MTM adjustments	(15)	5	(10)
Tax reform charge	–	150	150
Total adjustments	(64)	173	109	0.16
Non-GAAP	$1,025	$(344)	$681	$0.96
Year-over-year change	$102

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2016
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$952	$(330)	$622	$0.84
Adjusted for:
MTM adjustments and settlements	(11)	4	(7)
Investment MTM adjustments	(18)	7	(11)
Total adjustments	(29)	11	(18)	(0.02)
Non-GAAP	$923	$(319)	$604	$0.82

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	Year Ended			Year Ended
	December 31, 2017			December 31, 2017
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$5,701	$(2,124)	$3,577	$4.95
Adjusted for:
MTM adjustments and settlements	(259)	88	(171)
Investment MTM adjustments	8	4	12
Tax reform charge	–	150	150
Total adjustments	(251)	242	(9)	(0.02)
Non-GAAP	$5,450	$(1,882)	$3,568	$4.93
Year-over-year change	$(621)

	Year Ended			Year Ended
	December 31, 2016			December 31, 2016
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$6,636	$(2,263)	$4,373	$5.79
Adjusted for:
MTM adjustments and settlements	(450)	166	(284)
Investment MTM adjustments	(115)	43	(72)
Total adjustments	(565)	209	(356)	(0.47)
Non-GAAP	$6,071	$(2,054)	$4,017	$5.32

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Operating Cash Flow, adjusted. We adjusted operating cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for capital expenditures, debt service or general corporate initiatives. Adjustments include.

Hedge deferrals, including early settlements. During the March 2015 quarter, we effectively deferred settlement of a portion of our fuel hedge portfolio by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2015 and require approximately $300 million in cash payments in 2016. During the March 2016 quarter, we further deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Additionally, during the June 2016 quarter, we early terminated certain of our outstanding deferral transactions and made cash payments of $170 million, including normal settlements. Operating cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to understand the net impact of hedging activities in the periods shown.

Hedge margin. Operating cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to understand and analyze the company’s core operational performance in the periods shown.

Reimbursements related to build-to-suit facilities and other. Management believes investors should be informed that these reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities and related capital expenditures.

Pension plan contribution. In 2017, we contributed $2 billion to our pension plans using net proceeds from our debt issuance. We adjusted operating cash flow to exclude this contribution to allow investors to understand the cash flows related to our core operations in the periods shown.

	Three Months Ended	Three Months Ended
(in millions)	December 31, 2017	December 31, 2016
Net cash provided by operating activities (GAAP)	$1,917	$1,125
Adjustments:
Hedge deferrals, including early settlements	(51)	75
Hedge margin	–	17
Reimbursements related to build-to-suit facilities and other	(130)	–
Net cash provided by operating activities, adjusted	$1,736	$1,217

	Year Ended	Year Ended
(in millions)	December 31, 2017	December 31, 2016
Net cash provided by operating activities (GAAP)	$5,148	$7,205
Adjustments:
Hedge deferrals, including early settlements	(224)	(159)
Hedge margin	–	(92)
Reimbursements related to build-to-suit facilities and other	(131)	–
Pension plan contribution	2,000	–
Net cash provided by operating activities, adjusted	$6,793	$6,954

Total Revenue Per Available Seat Mile "TRASM", excluding refinery. We adjust TRASM for refinery sales to third parties to determine TRASM, adjusted because these revenues are not related to our airline segment. TRASM, excluding refinery therefore provides a more meaningful comparison of revenue from our airline operations to the rest of the airline industry.

	Three Months Ended	Three Months Ended
	December 31, 2017	December 31, 2016	Change
TRASM (cents)	17.06	16.11	5.9%
Adjusted for:
Third party refinery sales	(0.41)	(0.16)
TRASM, excluding refinery	16.65	15.95	4.4%

	Year Ended	Year Ended
	December 31, 2017	December 31, 2016	Change
TRASM (cents)	16.22	15.74	3.0%
Adjusted for:
Third party refinery sales	(0.20)	(0.09)
TRASM, excluding refinery	16.02	15.65	2.4%

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Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and airline segment hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to understand and analyze our core operational performance in the periods shown.

Consolidated:

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	December 31,		December 31,
(in millions, except per gallon data)	2017	2016	2017	2016
Fuel purchase cost	$1,805	$1,461	$1.89	$1.56
Airline segment fuel hedge impact	22	(11)	0.02	(0.01)
Refinery segment impact	(24)	42	(0.03)	0.04
Total fuel expense	$1,803	$1,492	$1.88	$1.59
MTM adjustments and settlements	49	11	0.05	0.01
Total fuel expense, adjusted	$1,852	$1,503	$1.93	$1.60
Year-over-year change	$349

	Year Ended		Year Ended
	December 31,		December 31,
(in millions, except per gallon data)	2017	2016	2017	2016
Fuel purchase cost	$6,833	$5,579	$1.70	$1.39
Airline segment fuel hedge impact	33	281	0.01	0.07
Refinery segment impact	(110)	125	(0.03)	0.03
Total fuel expense	$6,756	$5,985	$1.68	$1.49
MTM adjustments and settlements	259	450	0.06	0.11
Total fuel expense, adjusted	$7,015	$6,435	$1.74	$1.60

Mainline:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Mainline average price per gallon	$1.87	$1.58	$1.66	$1.50
MTM adjustments and settlements	0.06	0.02	0.08	0.13
Mainline average price per gallon, adjusted	$1.93	$1.60	$1.74	$1.63

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Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex, including profit sharing for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Pilot contract impact, normalized. Delta’s new pilot contract was ratified on December 1, 2016 and was retroactive to January 1, 2016. As a result, Delta recognized $380 million in retroactive wages and other benefits in the December 2016 quarter that related to previous quarters.

Consolidated CASM-Ex:

	Three Months Ended
	December 31, 2017	December 31, 2016	Change
CASM (cents)	15.07	14.37
Adjusted for:
Aircraft fuel and related taxes	(3.00)	(2.54)
Other expenses	(0.87)	(0.58)
CASM-Ex	11.20	11.25	-0.4%
Adjusted for:
Pilot contract impact, normalized	–	(0.65)
CASM-Ex, adjusted for pilot contract impact, normalized	11.20	10.60	5.6%

	Year Ended
	December 31, 2017	December 31, 2016	Change
CASM (cents)	13.81	12.98
Adjusted for:
Aircraft fuel and related taxes	(2.66)	(2.38)
Other expenses	(0.58)	(0.47)
CASM-Ex	10.57	10.13	4.3%
Profit sharing per ASM	(0.42)	(0.44)
CASM-Ex, excluding profit sharing	10.15	9.69	4.7%

Mainline CASM-Ex:

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Mainline CASM (cents)	14.55	14.06	13.30	12.51
Adjusted for:
Aircraft fuel and related taxes	(2.82)	(2.40)	(2.50)	(2.27)
Other expenses	(0.89)	(0.58)	(0.58)	(0.49)
Mainline CASM-Ex	10.84	11.08	10.22	9.75

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Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2016 quarter, we deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Free cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to understand the net impact of hedging activities in the period shown.

Pension plan contribution. In 2017, we contributed $2 billion to our pension plans using net proceeds from our debt issuance. We adjusted free cash flow to exclude this contribution to allow investors to understand the cash flows related to our core operations in the periods shown.

Reimbursements related to build-to-suit facilities and other. Management believes investors should be informed that these reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities and related capital expenditures.

Net purchases (redemptions) of short-term investments and other. Net purchases (redemptions) of short-term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust free cash flow for this activity, net, to provide investors a better understanding of the company's free cash flow position core to operations.

Three Months Ended
(in millions)	December 31, 2017
Net cash provided by operating activities	$1,917
Net cash used in investing activities	(1,332)
Adjustments:
Hedge deferrals	(51)
Reimbursements related to build-to-suit facilities	35
Net redemptions of short-term investments and other	(134)
Total free cash flow	$435

Year Ended
(in millions)	December 31, 2017
Net cash provided by operating activities	$5,148
Net cash used in investing activities	(5,366)
Adjustments:
Hedge deferrals	(224)
Pension plan contribution	2,000
Reimbursements related to build-to-suit facilities	71
Net purchases of short-term investments and other	338
Total free cash flow	$1,967

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges.

(in millions)	December 31, 2017		December 31, 2016
Debt and capital lease obligations	$8,834		$7,332
Plus: unamortized discount, net and debt issuance costs	99		104
Adjusted debt and capital lease obligations		$8,933		$7,436
Plus: 7x last twelve months' aircraft rent		2,456		1,995
Adjusted total debt		11,389		9,431
Less: cash, cash equivalents and short-term investments		(2,639)		(3,249)
Less: hedge margin receivable		–		(38)
Adjusted net debt		$8,750		$6,144

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